Exhibit 99.1

Horizon Bank to Acquire 14 TCF National Bank Branches in

Michigan with $976 Million in Deposits and $278 Million in Loans

Extends Horizon’s Midwest retail franchise in 11 Michigan counties

MICHIGAN CITY, Ind., May 25, 2021 — Horizon Bank, a wholly owned subsidiary of Horizon Bancorp, Inc. (NASDAQ GS: HBNC) (“Horizon”), has entered into a definitive purchase and assumption agreement to acquire 14 TCF National Bank (“TCF”) branches in 11 Michigan counties with approximately $976 million in deposits and $278 million in associated loans, which are being divested by TCF Financial Corporation in connection with its merger with Huntington Bancshares Incorporated.

“We are excited to welcome Horizon Bank’s newest employees and customers and introduce them to our record of exceptional service to consumers, small businesses, non-profits and municipalities across Michigan and Indiana,” Chairman and CEO Craig M. Dwight said. “This financially and strategically attractive transaction is a logical extension of our efficient retail franchise, which is designed to further enhance our low-cost core deposit and funding capability to support loan growth in a recovering economy.”

The transaction, which is expected to be completed by the end of the third quarter of 2021, is subject to regulatory approval and other customary closing conditions and adjustments. Horizon expects to add over 50,000 primarily retail and small business customer accounts and the entire workforce of the acquired branches.

Currently, Horizon Bank operates 74 bank branches, including 15 in Michigan, and customers across its diverse and economically attractive Midwestern markets conduct a majority of their transactions through its convenient digital and virtual banking channels.

Transaction Summary

Horizon Bank agreed to pay 1.75% premium on deposits acquired at closing, or $17.1 million based on deposits outstanding of approximately $976 million at March 31, 2021. Horizon expects the transaction to be in excess of 17% accretive to 2022 earnings per share, excluding non-recurring transaction-related expenses. Tangible book value dilution is expected to be 5.0%, with a TBV earnback of approximately two years. An internal rate of return of approximately 21% is anticipated.

The transaction is expected to expand Horizon’s already low-cost core deposit franchise, even with conservative runoff and attrition assumptions. Deposit accounts to be acquired have an average relationship life of more than 10 years. The 0.08% average cost of acquired deposits is expected to further reduce Horizon’s total deposit cost, which was an average of 0.21% in the first quarter of 2021.

The low operating cost of the branches to be acquired should also further reduce Horizon’s comparatively low efficiency ratio and non-interest expense to average assets ratio.

Horizon Bank is also acquiring performing residential mortgage, consumer, and small business loans associated with the branches at a 3.50% discount. Based on due diligence conducted on the portfolio to be acquired, Horizon believes the loan discount is more than sufficient to cover any credit risk exposure. Loans outstanding for the portfolio to be acquired totaled approximately $278 million at March 31, 2021, more than 86% of which were associated with deposit accounts at the 14 branches.

As an experienced integrator, the Michigan branch transaction will be Horizon Bank’s 15th acquisition since 2002 and fifth in the last five years, productively deploying excess capital and cash currently held at the holding company.

“We have a demonstrated history of integrating cultures, prioritizing community involvement and retaining seasoned local bankers, which continue to be key components to our future success,” added Dwight.

Donnelly Penman & Partners served as financial advisor and Warner Norcross + Judd LLP served as legal advisor to Horizon on the transaction.

Investor Presentation and Conference Call

An investor presentation with additional information, including a complete list of acquired branches, will be available at https://investor.horizonbank.com/news-and-presentations.

Horizon will also host an investor conference call tomorrow morning to review its branch transaction plans. Participants may access the live conference call on May 26, 2021 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877-317-6789 from the United States, 866-450-4696 from Canada or 412-317-6789 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available for approximately one week following the live conference. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 10156750.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $6.1 billion-asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “expect,” “pro forma,” “intend,” “plan,” “believe,” “will,” “should,” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its most recent annual and quarterly reports on Form 10-K and Form 10-Q and the following: the possibility that the transaction does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, the effects of the COVID-19 pandemic interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Horizon currently and intends to operate; the ability to promptly and effectively integrate the acquired branches into the business of Horizon Bank; the reaction of the companies’ customers, employees and counterparties to the transaction; and the diversion of management time on transaction-related issues. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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Investor Contact:

Contact: Mark Secor

Chief Financial Officer

Phone: (219) 873-2611

Media Contact:

Contact: Amy Phares

Public Relations Manager

Phone: (219) 874-9208